UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE
EXHIBIT INDEX
Exhibit 99.1 Revolving Credit Agreement
Exhibit 99.2 Commercial Paper Issuing and Payment Agent Agreement

Item 1.01 Entry into a Material Definitive Agreement.

(a) Revolving Credit Agreement.

On March 31, 2005, Harris Corporation (“Harris”) entered into a five-year senior unsecured revolving credit agreement (the “Revolving Credit Agreement”) with (i) SunTrust Bank, as administrative agent, issuing bank for letters of credit and swingline lender; (ii) Citicorp USA, Inc. and Wachovia Bank, National Association, as co-syndication agents; (iii) Fleet National Bank and HSBC Bank USA, National Association, as co-documentation agents; (iv) SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as lead arranger and book manager; and (v) a syndicate of lenders comprised of SunTrust Bank, Citicorp USA, Inc., Wachovia Bank, National Association, Fleet National Bank, HSBC Bank USA, National Association, The Bank of Nova Scotia, Barclays Bank PLC, BNP Paribas, LaSalle Bank National Association, Société Générale, Bank of China, New York Branch, The Bank of New York, The Northern Trust Company and Morgan Stanley Bank.

The Revolving Credit Agreement replaces Harris’ prior $300,000,000 four-year senior unsecured revolving credit agreement, dated as of October 15, 2003 (the “Prior Credit Agreement”), with (i) SunTrust Bank, as administrative agent, issuing bank for letters of credit and swingline lender; (ii) Citibank, N.A. and Bank of America, N.A., as co-syndication agents; (iii) Fleet National Bank and Wachovia Bank, National Association, as co-documentation agents; and (iv) a syndicate of lenders comprised of SunTrust Bank, Fleet National Bank, Citibank, N.A., Bank of America, N.A., Wachovia Bank, National Association, HSBC Bank USA, The Northern Trust Company, Société Générale, Chicago Branch, The Bank of Nova Scotia and The Bank of New York. Harris and the other parties terminated the Prior Credit Agreement (except those provisions, which by their terms, survive termination) in connection with, and as a condition of, entering into the Revolving Credit Agreement. The Prior Credit Agreement was scheduled to mature on October 15, 2007, and Harris incurred no early termination penalties as a result of such termination.

The Revolving Credit Agreement provides for the extension of credit in the form of revolving loans and letters of credit issuances at any time and from time to time during the term of the Revolving Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed $500,000,000 for both revolving loans and letters of credit, with a sub-limit maximum of $75,000,000 for letters of credit. The Revolving Credit Agreement includes a provision pursuant to which, from time to time, Harris may request that the lenders increase the maximum amount of commitments under the Revolving Credit Agreement by an amount not to exceed $250,000,000. Only consenting lenders (including new lenders reasonably acceptable to the administrative agent) would participate in an increase. In no event will the maximum amount of credit extensions available under the Revolving Credit Agreement exceed $750,000,000. The Revolving Credit Agreement may be used for working capital and other general corporate purposes and to “backstop” any commercial paper that Harris may issue. Subject to certain conditions stated in the Revolving Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties), Harris may borrow, prepay and re-borrow amounts under the Revolving Credit Agreement at any time during the term of the Revolving Credit Agreement.

At Harris’ election, borrowings under the Revolving Credit Agreement will bear interest either at the London interbank offered rate (“LIBOR”) plus an applicable margin or at the base rate. The base rate is a fluctuating rate equal to the higher of the Federal funds rate plus 0.50% or SunTrust Bank’s publicly announced prime lending rate. The Revolving Credit Agreement provides that the interest rate margin over LIBOR, initially set at 0.50%, will increase (by a maximum amount of 0.55%) or decrease (by a maximum amount of 0.20%) based on changes in the ratings of Harris’ senior, unsecured long-term debt securities. Letters of credit fees are also determined based upon the ratings of Harris’ senior, unsecured long-term debt securities. The Revolving Credit Agreement also permits Harris to request borrowings with interest rates and terms that are to be set pursuant to competitive bid procedures or directly negotiated with a lender or lenders pursuant to procedures described in the Revolving Credit Agreement; however, the lenders are not required to extend borrowings pursuant to such competitive bid procedures or pursuant to the negotiated bid loan procedures.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Revolving Credit Agreement and relevant letters of credit fees, Harris is required to pay an annual facility fee, initially equal to 0.125% of the amount of the lenders’ aggregate commitments under the Revolving Credit Agreement, whether used or unused. The Revolving Credit Agreement provides that the facility fee will increase or decrease based on changes in the ratings of Harris’ senior, unsecured long-term debt securities. There are no additional “utilization” fees under the Revolving Credit Agreement.

The Revolving Credit Agreement contains certain representations of Harris for the benefit of the administrative agent and the lenders, including as to due incorporation and good standing; due authorization of the Revolving Credit Agreement documentation; absence of any requirement for governmental or third party authorization for the due execution, delivery and performance of the Revolving Credit Agreement documentation; enforceability of the Revolving Credit Agreement documentation; accuracy of financial statements; no material adverse effect since July 2, 2004; no undisclosed material litigation on March 31, 2005; material compliance with ERISA and certain other laws; payment of material taxes; material accuracy of information; and solvency.

The Revolving Credit Agreement contains certain affirmative covenants, including covenants relating to reporting obligations; maintenance of corporate existence and good standing; material compliance with laws; maintenance of properties and insurance; payment of material taxes; and compliance with environmental laws and ERISA. The Revolving Credit Agreement also contains certain negative covenants, including covenants limiting liens on assets of Harris and its subsidiaries; limiting certain mergers, consolidations or sales of assets; limiting certain sale and leaseback transactions; limiting certain vendor financing investments; and limiting the use of proceeds for hostile acquisitions (as specified in the Revolving Credit Agreement). The Revolving Credit Agreement also requires that Harris not permit its consolidated ratio of total indebtedness to total capital, each as described and specified in the Revolving Credit Agreement, to be greater than 0.60 to 1.00 and not permit its consolidated ratio of EBITDA to net interest expense, each as described and specified in the Revolving Credit Agreement, to be less than 3.00 to 1.00 (measured at the end of each fiscal quarter for the rolling four-quarter period then ending).

The Revolving Credit Agreement contains certain events of default, including payment defaults under the Revolving Credit Agreement; failure to perform or observe terms, covenants or agreements included in the Revolving Credit Agreement; material inaccuracy of any representation or warranty under the Revolving Credit Agreement when made or deemed made; default by Harris or its subsidiaries under other indebtedness with a principal amount in excess of $50 million; the occurrence of one or more judgments or orders for the payment by Harris or its subsidiaries of money in excess of $50 million that remain unsatisfied; incurrence by Harris or certain of its affiliates of certain ERISA liability in excess of $50 million; failure of Harris or a material subsidiary to pay its debts as they come due, or any bankruptcy of Harris or a material subsidiary; invalidity of Revolving Credit Agreement documentation; or a change of control (as specified in the Revolving Credit Agreement) of Harris. If an event of default occurs the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.

All amounts borrowed or outstanding under the Revolving Credit Agreement are due and mature on March 31, 2010, unless the commitments are terminated earlier either at the request of Harris or if certain events of default described in the Revolving Credit Agreement occur. At April 4, 2005, no borrowings were outstanding under the Revolving Credit Agreement.

Some of the lenders under the Revolving Credit Agreement and the Prior Credit Agreement and their affiliates have various relationships with Harris and its subsidiaries involving the provision of financial services, including commercial banking, lending, cash management, investment banking, financial advisory, trust and other services. In addition, Harris and some of its subsidiaries have entered into foreign exchange and other arrangements with certain of the lenders and their affiliates.

A copy of the Revolving Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Revolving Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the attached Revolving Credit Agreement.

(b) Commercial Paper Issuing and Paying Agent Agreement.

On March 30, 2005, Harris entered into a Commercial Paper Issuing and Paying Agent Agreement (the “Agency Agreement”) with Citibank, N.A. relating to its commercial paper program.

The Agency Agreement provides that Citibank, N.A. shall act as agent for Harris in connection with the issuance and payment of commercial paper notes, which are unsecured short-term promissory notes (“Notes”), that may be issued or sold by Harris in transactions exempt from registration under Federal or state securities laws. The maturities of the Notes may vary but will not exceed 390 days or 270 days, depending on the particular securities law exemption relied upon. In addition to providing for the issuance and payment of the Notes, the Agency Agreement also contains customary representations, warranties, covenants and indemnification provisions. The Notes will be the direct financial obligation of Harris upon their issuance pursuant to the Agency Agreement. At April 4, 2005, Harris had not issued any Notes.

The Notes will be sold under the terms of certain dealer agreements to which Harris is or may become a party and under which the dealers will either purchase Notes from Harris or arrange for the sale of Notes by Harris.

Harris and its subsidiaries have various relationships with Citibank, N.A. and its affiliates involving the provision of financial services, including commercial banking, lending, cash management, investment banking, financial advisory, trust and other services.

A copy of the Agency Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Agency Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the attached Agency Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth in part (a) of Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Revolving Credit Agreement, dated as of March 31, 2005, by and among Harris Corporation and the other parties thereto.*

99.2	Commercial Paper Issuing and Paying Agent Agreement, dated as of March 30, 2005, between Citibank, N.A. and Harris Corporation.

*	Certain schedules and attachments have been omitted. Harris agrees to provide a copy of such schedules and attachments to the Securities and Exchange Commission upon its request.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: April 5, 2005		Title:	Vice President-Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Revolving Credit Agreement, dated as of March 31, 2005, by and among Harris Corporation and the other parties thereto.*

99.2	Commercial Paper Issuing and Paying Agent Agreement, dated as of March 30, 2005, between Citibank, N.A. and Harris Corporation.

*	Certain schedules and attachments have been omitted. Harris agrees to provide a copy of such schedules and attachments to the Securities and Exchange Commission upon its request.